Exhibit 99.1

Earnings Release

INVESTORS REAL ESTATE TRUST ANNOUNCES FINANCIAL AND OPERATING RESULTS

FOR THE QUARTER AND FISCAL YEAR ENDED APRIL 30, 2016

-Increases Total Revenue by 7.5% and 5.0% Year over Year for Fourth Quarter and Fiscal Year 2016-

-Reports Funds From Operations of $0.14 and $0.76 per Share/Unit for Fourth Quarter and Fiscal Year 2016-

-Initiates FFO Guidance for Fiscal Year 2017 of $0.48 to $0.54 per Share/Unit-

(Minot, ND) – June 29, 2016 - Investors Real Estate Trust (NYSE: IRET) (NYSE: IRETPR) (NYSE: IRETPRB), a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest, today reported its financial and operating results for the quarter and fiscal year ended April 30, 2016.

Fourth Quarter Highlights

•	Same-store multifamily Net Operating Income (“NOI”) growth year over year was up 4.8%, excluding energy impacted markets
•	Reported Funds from Operations (“FFO”) of $19.2 million or $0.14 per share/unit
•	For the same-store multifamily portfolio, excluding energy impacted markets, weighted average occupancy was 95.0%, compared to 94.4% in the fourth quarter of fiscal year 2015
•	For the same-store multifamily portfolio, excluding energy impacted markets, average rental rate was $900 per unit per month, up 2.5% from the fourth quarter of fiscal year 2015
•	Acquired 393 multifamily units at four properties in Rochester, MN, for a total purchase price of $71.8 million
•	Placed into service two multifamily development projects, containing 414 units, and representing aggregate investment of $74.6 million
•	Disposed of eight student housing properties, one healthcare property, one retail property and one parcel of unimproved land for sales prices totaling $31.8 million

Fiscal Year Highlights

•	Same-store multifamily NOI growth year over year was up 1.4%, excluding energy impacted markets
•	Reported FFO of $103.9 million or $0.76 per share/unit
•	For the same-store multifamily portfolio, excluding energy impacted markets, average rental rate was $895 per unit per month, up 2.7% from the prior year
•	Acquired one healthcare property and 743 multifamily units at six properties, for a total purchase price of $143.5 million
•	Placed into service seven development projects totaling $211.8 million
•

Disposed of 8 student housing properties, 40 office properties, 2 healthcare properties, 18 retail properties and 3 parcels of unimproved land for a total sales price of $414.1 million and transferred ownership of 9 office properties pursuant to a deed in lieu transaction

President and Chief Executive Officer Tim Mihalick commented, “Our fourth quarter and full year results, which included increases in revenue of 7.5% and 5.0% respectively, show the value of our continued efforts to reposition the portfolio and focus our strategy. Within our multifamily portfolio, we continue to drive strong NOI growth in our total portfolio as we complete and lease up our development pipeline, and we captured strong same store NOI growth across most of our platform, with the exception of our energy-affected markets.”

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Mr. Mihalick continued, “During the fourth quarter, our disposition volume totaled approximately $32 million, bringing our total sales price for assets sold in fiscal year 2016 to $414.1 million. Moving forward, we will continue to execute on our strategic and capital plans to further simplify our platform and transition to a pure-play multifamily REIT, improve operations and maximize margins, execute on our redevelopment initiatives, and optimize our capital allocation and balance sheet. We believe that the successful execution of this strategy will enhance our long term growth profile and is the best path for value creation for our shareholders.”

Financial Results for the Three and Twelve Months Ended April 30, 2016 Compared to the Prior Year Period

Net Income Available to Common Shareholders for the quarter ended April 30, 2016 was $8.1 million compared to $7.9 million for the same period of the prior fiscal year.  Net Income Available to Common Shareholders for the twelve month period ending April 30, 2016 was $60.5 million compared to $12.6 million for the same period of the prior fiscal year. The increase in Net Income Available to Common Shareholders was primarily due to gain on extinguishment of debt of $36.5 million and gain on sale of discontinued operations of $23.8 million recognized in the twelve months ended April 30, 2016.

Funds from Operations (“FFO”) for the quarter ending April 30, 2016 was $19.2 million or $0.14 per share/unit.  FFO for the twelve months ending April 30, 2016 was $103.9 million or $0.76 per share/unit. Excluding gain or loss on extinguishment of debt, default interest, and gain on bargain purchase, FFO would have been $0.55 for the twelve months ended April 30, 2016.

The table below highlights FFO and Adjusted Funds from Operations (“AFFO”) results by quarter for fiscal year 2016.

	Fiscal Year Ended		Q4 ended	Q3 ended	Q2 ended	Q1 ended
	April 30, 2016		April 30, 2016	January 31, 2016	October 31, 2015	July 31, 2015
FFO per share		$.76	$.14	$.40	$.06	$.16
AFFO per share		$.51	$.11	$.13	$.11	$.16

Operating Results for the Three Months Ended April 30, 2016 Compared to the Prior Year Period

Total revenue for the Company increased by $3.4 million, or 7.5%, in the three months ended April 30, 2016 compared to same period one year ago.

Net Operating Income (NOI) from all properties increased by $1.4 million, or 5.3% for the quarter ending April 30, 2016 compared to the same period one year ago. Non-Same-Store properties, primarily the Company’s multifamily developments, provided for an increase in NOI of $1.9 million while Same-Store NOI decreased by approximately $518,000 for the quarter ending April 30, 2016 compared to the same period one year ago. The decrease in Same-Store NOI was primarily due to reduced revenues at properties located in energy impacted markets in western North.

Operating Results for the Twelve Months Ended April 30, 2016 Compared to the Prior Year Period

Total revenues for the Company increased by $9.0 million, or 5.0%, in the twelve months ended April 30, 2016 compared to same period one year ago.

NOI from all properties increased by $3.0 million, or 2.9% for the twelve month period ending April 30, 2016 compared to the same period one year ago. Non-Same-Store properties, primarily the Company’s multifamily developments, provided for an increase in NOI of $4.6 million while Same-Store NOI decreased by $1.6 million.  The decrease in Same-Store NOI was primarily due to reduced revenues at properties located in energy impacted markets in western North Dakota.

Multifamily Results for the Three Months Ended April 30, 2016 Compared to the Prior Year Period

Multifamily (including non-same-store) NOI increased by approximately $1.0 million or 5.8% for the quarter ending April 30, 2016 compared to the same period one year ago. Continued completion and lease up of the Company’s development projects is having a positive effect on total operations.

Multifamily Results for the Twelve Months Ended April 30, 2016 Compared to the Prior Year Period

Multifamily (including non-same store) NOI increased by approximately $3.3 million or 4.9% for the twelve month period ending April 30, 2016 compared to the same period one year ago. Continued completion and lease up of the Company’s development projects and accretive acquisitions in the period are having a positive effect on total operations.

Same-Store Multifamily Results for the Three Months Ended April 30, 2016 Compared to the Prior Year Period

Same-Store Multifamily NOI decreased by approximately $550,000 for the quarter ending April 30, 2016 compared to the same period one year ago. The decrease in Same-Store NOI was primarily due to reduced revenues at properties located in energy impacted markets in western North Dakota.

The Company’s operating margins of Same-Store Multifamily NOI to Gross Revenues improved by 164 basis points quarter over quarter to 54.96% for the fourth quarter of fiscal year 2016, as compared to the third quarter of fiscal year 2016.

The table below represents Same-Store Multifamily performance for the fourth quarter ending April 30, 2016 compared to the same period one year ago. Excluding the highly impacted energy markets of Minot and Williston, North Dakota, the balance of the same-store portfolio showed improving NOI results year over year.

			FY16Q4	FY16Q4	FY16Q4	4th Quarter Increase (Decrease) From Prior Year’s 4th Quarter
			Weighted	% of	Average			Net	Average	Weighted
	Rentable	Occupancy	Average	Actual	Rental			Operating	Rental	Average
Regions	Units	4/30/2016	Occupancy(1)	NOI	Rate(2)	Revenues	Expenses	Income	Rate	Occupancy
Billings, MT	770	90.8%	92.0%	8.3%	$909	(1.2)%	(0.3)%	(1.8)%	3.4%	(4.6)%
Bismarck, ND	909	90.4%	89.8%	11.4%	$1,046	(2.2)%	(1.1)%	(2.9)%	1.9%	(4.1)%
Grand Forks, ND	1,230	94.9%	94.1%	12.2%	$908	(1.7)%	(5.8)%	2.1%	(1.4)%	(0.3)%
Minneapolis, MN	319	99.1%	98.6%	3.3%	$910	7.6%	8.4%	6.9%	5.6%	2.0%
Omaha, NE	1,370	96.9%	96.4%	13.2%	$858	5.3%	5.5%	5.2%	0.8%	4.5%
Rapid City, SD	270	96.7%	96.5%	2.5%	$841	3.8%	17.6%	(5.6)%	3.7%	0.0%
Rochester, MN	1,104	97.0%	96.2%	15.7%	$1,075	4.7%	(3.0)%	9.5%	4.2%	0.5%
Sioux Falls, SD	969	97.9%	97.7%	8.0%	$814	4.7%	6.0%	3.4%	4.0%	0.7%
St. Cloud, MN	991	96.0%	94.8%	7.2%	$848	8.3%	5.5%	12.3%	4.5%	3.8%
Topeka, KS	1,042	97.0%	96.9%	9.8%	$767	6.9%	(3.0)%	15.1%	3.6%	3.3%
Same Store Subtotals	8,974	95.5%	95.0%	91.6%	$900	3.2%	1.2%	4.8%	2.5%	0.6%
Minot, ND(3)	734	91.1%	90.6%	6.2%	$920	(22.4)%	6.9%	(40.5)%	(19.6)%	(2.8)%
Williston, ND(3)	145	66.2%	73.1%	2.2%	$1,658	(54.1)%	(26.0)%	(64.3)%	(45.7)%	(8.4)%
Same Store Property Totals	9,853	94.8%	94.1%	100.0%	$912	(1.7)%	1.0%	(3.8)%	(1.6)%	(0.1)%

(1)	Weighted average occupancy is defined as gross potential rent less vacancy losses divided by gross potential rent for the period.
(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.
(3)	Denotes markets with high exposure to energy-related industries.

Same-Store Multifamily Results for the Twelve Months Ended April 30, 2016 Compared to the Prior Year Period

Same-Store Multifamily NOI decreased by $2.9 million for the twelve months ended April 30, 2016 compared to the same period one year ago. The decrease in Same-Store NOI was primarily due to reduced revenues at properties located in energy impacted markets in western North Dakota.

The Company’s operating margins of Same-Store Multifamily NOI to Gross Revenues decreased by 256 basis points year over year to 54.05% for the twelve months ended April 30, 2016.

The table below represents Same-Store Multifamily performance for the twelve months ended April 30, 2016 compared to the same period one year ago. Excluding the highly impacted energy markets of Minot and Williston, North Dakota, the balance of the same-store portfolio showed improving NOI results year over year.

			FY16Q	FY16	FY16	Increase (Decrease) From Prior Year
			Weighted	% of	Average			Net	Average	Weighted
	Rentable	Occupancy	Average	Actual	Rental			Operating	Rental	Average
Regions	Units	4/30/2016	Occupancy(1)	NOI	Rate(2)	Revenues	Expenses	Income	Rate	Occupancy
Billings, MT	770	90.8%	92.8%	8.0%	$899	(1.6)%	6.0%	(6.6)%	2.6%	(4.2)%
Bismarck, ND	909	90.4%	92.5%	11.7%	$1,049	(0.6)%	10.1%	(6.3)%	3.8%	(4.4)%
Grand Forks, ND	1,230	94.9%	94.4%	12.9%	$917	(1.8)%	(0.5)%	(2.7)%	0.8%	(2.6)%
Minneapolis, MN	319	99.1%	98.1%	3.1%	$886	6.6%	4.6%	8.5%	4.1%	2.5%
Omaha, NE	1,370	96.9%	96.3%	12.7%	$863	6.6%	9.6%	3.9%	1.6%	5.0%
Rapid City, SD	270	96.7%	97.0%	2.5%	$829	2.0%	4.4%	(0.1)%	2.2%	(0.2)%
Rochester, MN	1,104	97.0%	96.3%	14.9%	$1,062	5.9%	0.4%	9.8%	4.1%	1.8%
Sioux Falls, SD	969	97.9%	97.5%	7.6%	$803	4.6%	7.9%	1.0%	3.7%	0.9%
St. Cloud, MN	991	96.0%	94.3%	6.8%	$832	4.3%	7.4%	0.0%	3.1%	1.2%
Topeka, KS	1,042	97.0%	96.1%	9.0%	$757	5.3%	(0.6)%	10.7%	2.4%	2.9%
Same Store Subtotals	8,974	95.5%	95.2%	89.2%	$895	3.0%	4.9%	1.4%	2.7%	0.3%
Minot, ND(3)	734	91.1%	90.8%	8.0%	$1,040	(13.2)%	12.7%	(27.8)%	(7.9)%	(5.3)%
Williston, ND(3)	145	66.2%	73.8%	2.8%	$2,051	(42.5)%	(1.3)%	(55.5)%	(28.4)%	(14.1)%
Same Store Property Totals	9,853	94.8%	94.2%	100.0%	$922	(0.5)%	5.3%	(5.0)%	0.4%	(0.9)%

(1)	Weighted average occupancy is defined as gross potential rent less vacancy losses divided by gross potential rent for the period.
(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.
(3)	Denotes markets with high exposure to energy-related industries.

In addition to these initiatives to grow the multifamily portfolio through acquisitions and development, the Company has launched a value add program whereby IRET will be committing an estimated $3.5 million per quarter to rehab approximately 1,500 units in fiscal year 2017. Apartments will be remodeled as the leases expire and upgrades will include a variety of new appliances, flooring, lighting, kitchen cabinets, and bathroom upgrades. Management expects these upgrades to range from $7,000 to $13,000 per unit and result in a return on investment of approximately 8% to 10% per year per unit.  During fiscal year 2016, under the value add program the Company completed remodeling of 539 units at an average cost of $7,553 with an average return on investment for leased units of 11.3%.

FFO per Share and Unit for the Quarter and Fiscal Year Ended April 30, 2016

	January 31, 2016	January 31, 2015
	Q4 Ended April 30, 2016	Fiscal Year Ended April 30, 2016
FFO per share and unit	$0.14	$0.76
Less gain on extinguishment of debt and plus default interest	—	0.19
Less gain on bargain purchase per share and unit	0.02	0.02
FFO per share and unit, excluding gain on extinguishment of debt, default interest and gain on bargain purchase	$0.12	$0.55

Occupancy Levels on a Same-Store Property and All Property Basis

	Same-Store as of	Same-Store as of	All Properties as of	All Properties as of
Segments	April 30, 2016	April 30, 2015	April 30, 2016	4/30/2015
Multifamily	94.8%	95.1%	90.8%	92.0%
Healthcare	95.6%	95.3%	89.4%	91.5%

Development Projects in Progress

As of April 30, 2016, the following projects are being developed:

•	71 France, a 241 unit, $73.3 million Multifamily development in Edina, MN
•	Monticello Crossings, a 202 unit, $31.8 million Multifamily development in Monticello, MN

Development Projects Placed in Service

During the three months ended April 30, 2016 two development projects totaling $74.6 million were placed in service. During the twelve months ended April 30, 2016, seven development projects totaling $211.8 million were placed in service.

The following table reflects the projects placed into service during the twelve months ended April 30, 2016:

			Occupancy	Development Cost
		Rentable Sq Ft or	as of	as of	Anticipated
Project Name and Location	Segment	Number of Units	April 30, 2016	April 30, 2016	Same Store Date
Chateau II-Minot, ND	Multifamily	72 units	84.7%	$14,648	1Q 2019
Edina 6565 France SMC III-Edina, MN(1)	Healthcare	57,624 sq ft	24.5%	33,041	1Q 2019
Renaissance Heights-Williston, ND	Multifamily	288 units	43.8%	62,514	1Q 2019
Minot Southgate Retail-Minot, ND	Other	7,963 sq ft	0%	2,623	1Q 2019
PrairieCare Medical-Brooklyn Park, MN	Healthcare	70,756 sq ft	100.0%	24,440	1Q 2018
Cardinal Point - Grand Forks, ND	Multifamily	251 units	50.9%	49,732	1Q 2019
Deer Ridge - Jamestown, ND	Multifamily	163 units	44.2%	24,837	1Q 2019
				$211,835
(1)	Percentage leased or committed as of June 23, 2016, was 88.0%.

Disposition Activity

During the three months ended April 30, 2016, the Company disposed of the following properties:

•	Eight student housing properties in St. Cloud, MN, for a sales price totaling $5.6 million.
•	One healthcare property in Omaha, NE, for a sales price of $24.5 million, due to the exercise of the tenant’s purchase option.
•	One retail property in Minot, ND, for a sales price of $1.7 million.
•	One parcel of unimproved land in River Falls, WI, for approximately $20,000.

During the twelve months ended April 30, 2016, the Company disposed of 8 multifamily properties, 40 office properties, 2 healthcare properties, 18 retail properties, and 3 parcels of unimproved land for a total sales price of $414.1 million and transferred ownership of 9 office properties pursuant to a deed in lieu transaction.

Liquidity

At April 30, 2016, the Company had $66.7 million cash on hand and $82.5 million available on its line of credit, which matures September 1, 2017.

Quarterly Distribution

On April 1, 2016, the Company paid a quarterly distribution of $0.1300 per common share and unit of IRET Properties. This was the Company’s 180th consecutive distribution. The Company also paid, on March 31, 2016, a quarterly distribution of $0.5156 per share on its Series A preferred shares and a quarterly distribution of $0.4968 per share on its Series B preferred shares.

Subsequent to the end of the fourth quarter of fiscal year 2016, on June 2, 2016, the Board of Trustees declared a regular quarterly distribution of $0.1300 per common share and unit, payable July 1, 2016 to common shareholders and unitholders of record on June 15, 2016.

Also on June 2, 2016, the Board declared a distribution of $0.5156 per share on the Company’s Series A preferred shares, payable June 30, 2016 to Series A preferred shareholders of record on June 15, 2016, and declared a distribution of $0.4968 per share on the Company’s Series B preferred shares, payable June 30, 2016 to Series B preferred shareholders of record on June 15, 2016.

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Guidance

For the fiscal year ending April 30, 2017, management expects to report FFO in the range of $0.48 to $0.54 per share/unit. This guidance reflects management’s view of current market conditions, as well as the earnings impact of certain events referenced in this release and discussed during the scheduled fourth quarter and fiscal year 2016 conference call. This guidance does not include the operational or capital impact of any future acquisition, development, disposition, or capital markets activity, including potential transactions discussed as part of the Company’s strategic initiatives. This guidance is also based on management’s assumption of same-store multifamily NOI growth of 2% to 4%. A number of factors could impact the Company’s ability to meet its guidance and assumption, and there can be no assurance that the Company can achieve such results. This guidance and assumption are subject to change.

Conference Call Information

The Conference Call for 4th Quarter Earnings is scheduled for Thursday, June 30, 2016 at 10:00 A.M. Eastern Time. Conference call access information is as follows:

USA Toll Free Number: 1-877-509-9785

International Toll Free Number: 1-412-902-4132

Canada Toll Free Number: 1-855-669-9657

About IRET

The Company is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest. As of April 30, 2016, it held for investment a portfolio of 146 properties consisting of 99 multifamily properties, consisting of 12,950 units, 31 healthcare properties, and 16 other commercial properties with a total of 2.9 million square feet of leasable space.  The Company’s common shares, Series A preferred shares and Series B preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET, IRETPR and IRETPRB, respectively). The Company’s press releases and supplemental information are available on its website at www.iret.com or by contacting Investor Relations at 203-682-8377.

Supplemental Information

The Company produced the Supplemental Operating and Financial Data for the Quarter Ended April 30, 2016 (“Supplemental Information”), which is available on the Company’s website at www.iret.com.

Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined under the section titled “Definitions” in the Supplemental Information.

Forward-Looking Statements

This earnings release, including the Supplemental Information, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which may be identified by the use of words such as “expects,” “plans,” “estimates,” “anticipates,” “projects,” “intends,” “believes,” “outlook” and similar expressions that do not relate to historical matters, specifically including the Company’s future plans, anticipated operating results, anticipated timing of development projects being placed into service, anticipated implementation and results of its value add program, and anticipated timing of properties becoming same-store properties, are based on the Company’s expectations, forecasts and assumptions at the time of this earnings release. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in such forward-looking statements.

Such risks, uncertainties and other factors that might cause such differences include, but are not limited to: intentions and expectations regarding future distributions on common shares and units; fluctuations in interest rates; adverse capital and credit market conditions that might affect the Company’s access to various sources of capital and cost of capital; adequate insurance coverage; the effect of government regulation; delays or inability to obtain necessary governmental permits and authorizations; changes in general and local economic and real estate market conditions; changes in demand for Company properties that may result in lower than expected occupancy and/or rental rates; ability to acquire quality properties in the Company’s targeted markets; ability to successfully dispose of certain assets; competition for tenants from similar competing properties; the Company’s ability to attract and retain skilled personnel; cyber-intrusion; abandonment of development or redevelopment opportunities for which the Company has already incurred costs; delays in completing development, redevelopment and/or lease up of properties and increased costs; and those risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended April 30, 2016 and subsequent quarterly reports on Form 10-Q.

The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	April 30, 2016	April 30, 2015
ASSETS
Real estate investments
Property owned	$1,681,471	$1,335,687
Less accumulated depreciation	(312,889)	(279,417)
	1,368,582	1,056,270
Development in progress	51,681	153,994
Unimproved land	20,939	25,827
Total real estate investments	1,441,202	1,236,091
Assets held for sale and assets of discontinued operations	220,761	675,764
Cash and cash equivalents	66,698	48,970
Other investments	50	329
Receivable arising from straight-lining of rents, net of allowance of $333 and $222, respectively	7,179	6,504
Accounts receivable, net of allowance of $97 and $439, respectively	1,524	2,390
Real estate deposits	0	2,489
Prepaid and other assets	2,937	3,134
Intangible assets, net of accumulated amortization of $6,230 and $6,112, respectively	1,858	1,388
Tax, insurance, and other escrow	5,450	9,499
Property and equipment, net of accumulated depreciation of $1,058 and $1,374, respectively	1,011	1,027
Goodwill	1,680	1,718
Deferred charges and leasing costs, net of accumulated amortization of $8,716 and $7,524, respectively	9,827	8,534
TOTAL ASSETS	$1,760,177	$1,997,837
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
LIABILITIES
Liabilities held for sale and liabilites of discontinued operations	$77,712	$401,299
Accounts payable and accrued expenses	39,727	55,540
Revolving line of credit	17,500	60,500
Mortgages payable	817,324	596,965
Construction debt and other	82,130	136,211
TOTAL LIABILITIES	1,034,393	1,250,515
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	7,522	6,368
EQUITY
Investors Real Estate Trust shareholders’ equity
Series A Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at April 30, 2016 and April 30, 2015, aggregate liquidation preference of $28,750,000)	27,317	27,317
Series B Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 4,600,000 shares issued and outstanding at April 30, 2016 and April 30, 2015, aggregate liquidation preference of $115,000,000)	111,357	111,357
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 121,091,249 shares issued and outstanding at April 30, 2016, and 124,455,624 shares issued and outstanding at April 30, 2015)	922,084	951,868
Accumulated distributions in excess of net income	(442,000)	(438,432)
Total Investors Real Estate Trust shareholders’ equity	618,758	652,110
Noncontrolling interests – Operating Partnership (13,863,575 units at January 31, 2016 and 13,999,725 units at April 30, 2015)	78,484	58,325
Noncontrolling interests – consolidated real estate entities	21,020	30,519
Total equity	718,262	740,954
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$1,760,177	$1,997,837

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	(in thousands, except per share data)
	Three Months Ended		Twelve Months Ended
	April 30		April 30
	2016	2015	2016	2015
REVENUE
Real estate rentals	$44,065	$40,629	$170,698	$159,969
Tenant reimbursement	4,458	4,512	17,622	19,352
TOTAL REVENUE	48,523	45,141	188,320	179,321
EXPENSES
Property operating expenses, excluding real estate taxes	14,907	13,661	58,859	53,535
Real estate taxes	5,617	4,883	20,241	19,602
Depreciation and amortization	13,517	11,180	49,832	42,784
Impairment of real estate investments	2,223	—	5,543	4,663
General and administrative expenses	2,951	2,516	11,267	11,824
Acquisition and investment related costs	397	125	830	362
Other expenses	950	207	2,231	1,647
TOTAL EXPENSES	40,562	32,572	148,803	134,417
Operating income	7,961	12,569	39,517	44,904
Interest expense	(10,062)	(8,972)	(35,768)	(34,447)
Loss on extinguishment of debt	—	—	(106)	—
Interest income	569	557	2,256	2,238
Other income	31	347	317	718
(Loss) income before gain (loss) on sale of real estate and other investments and income from discontinued operations	(1,501)	4,501	6,216	13,413
Gain (loss) on sale of real estate and other investments	8,369	6,904	9,640	6,093
Gain on bargain purchase	3,424	—	3,424	0
Income from continuing operations	10,292	11,405	19,280	19,506
Income from discontinued operations	1,463	2,457	57,322	9,178
NET INCOME	11,755	13,862	76,602	28,684
Net income attributable to noncontrolling interests – Operating Partnership	(1,092)	(908)	(7,032)	(1,526)
Net loss (income) attributable to noncontrolling interests – consolidated real estate entities	340	(2,201)	2,436	(3,071)
Net income attributable to Investors Real Estate Trust	11,003	10,753	72,006	24,087
Dividends to preferred shareholders	(2,878)	(2,878)	(11,514)	(11,514)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$8,125	$7,875	$60,492	$12,573
Earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	$.06	$.05	$.08	$.04
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.01	.02	.41	.07
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.07	$.07	$.49	$.11
DIVIDENDS PER COMMON SHARE	$.13	$.13	$.52	$.52

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO

INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS

	(in thousands, except per share amounts)
Three Months Ended April 30,	2016			2015
			Per			Per
		Weighted	Share		Weighted	Share
		Avg Shares	And		Avg Shares	And
	Amount	and Units(1)	Unit(2)	Amount	and Units(1)	Unit(2)
Net income attributable to Investors Real Estate Trust	$11,003			$10,753
Less dividends to preferred shareholders	(2,878)			(2,878)
Net income available to common shareholders	8,125	120,943	$0.07	7,875	123,286	$0.05
Adjustments:
Noncontrolling interest – Operating Partnership	1,092	15,495		908	14,126
Depreciation and amortization of real property	15,694			18,083
Impairment of real estate investments	2,223			—
Gain on depreciable property sales	(7,910)			(4,890)
FFO applicable to Common Shares and Units(1)(3)	$19,224	136,438	$0.14	$21,976	137,412	$0.17

zz

	(in thousands, except per share amounts)
Twelve Months Ended April 30,	2016			2015
			Per			Per
		Weighted	Share		Weighted	Share
		Avg Shares	And		Avg Shares	And
	Amount	and Units(1)	Unit(2)	Amount	and Units(1)	Unit(2)
Net income attributable to Investors Real Estate Trust	$72,006			$24,087
Less dividends to preferred shareholders	(11,514)			(11,514)
Net income available to common shareholders	60,492	123,094	$0.49	12,573	118,004	$0.11
Adjustments:
Noncontrolling interest – Operating Partnership	7,032	14,278		1,526	16,594
Depreciation and amortization of real property	63,789			70,450
Impairment of real estate investments	5,983			6,105
Gain on depreciable property sales	(33,422)			(4,079)
FFO applicable to Common Shares and Units(1)(3)	$103,874	137,372	$0.76	$86,575	134,598	$0.64

(1)Units of the Operating Partnership are exchangeable for cash, or, at our discretion, for Common Shares on a one-for-one basis.

(2)Net income attributable to Investors Real Estate Trust is calculated on a per Common Share basis. FFO is calculated on a per Common Share and Unit basis.

(3)Excluding gain or loss on extinguishment of debt, default interest and gain on bargain purchase, FFO would have been $15.8 million and $0.12 per Common Share and Unit for the three months ended April 30, 2016 and $75.9 million and $0.55 per Common Share and Unit for the twelve months ended April 30, 2016.

x

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

RECONCILATION OF NET OPERATING INCOME TO THE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(in thousands)
Three Months Ended April 30, 2016	Multifamily	Healthcare	All Other	Total
Real estate revenue	$34,116	$11,632	$2,775	$48,523
Real estate expenses	15,623	4,263	638	20,524
Net operating income	$18,493	$7,369	$2,137	27,999
Depreciation and amortization				(13,517)
Impairment of real estate investments				(2,223)
General and administrative expenses				(2,951)
Acquisition and investment related costs				(397)
Other expenses				(950)
Interest expense				(10,062)
Interest and other income				600
Loss before gain on sale of real estate and other investments, gain on bargain purchase and income from discontinued operations				(1,501)
Gain on sale of real estate and other investments				8,369
Gain on bargain purchase				3,424
Income from continuing operations				10,292
Income from discontinued operations				1,463
Net income				$11,755

	(in thousands)
Three Months Ended April 30, 2015	Multifamily	Healthcare	All Other	Total
Real estate revenue	$30,949	$10,693	$3,499	$45,141
Real estate expenses	13,469	4,055	1,020	18,544
Net operating income	$17,480	$6,638	$2,479	26,597
Depreciation and amortization				(11,180)
General and administrative expenses				(2,516)
Acquisition and investment related costs				(125)
Other expenses				(207)
Interest expense				(8,972)
Interest and other income				904
Income before gain on sale of real estate and other investments and income from discontinued operations				4,501
Gain on sale of real estate and other investments				6,904
Income from continuing operations				11,405
Income from discontinued operations				2,457
Net income				$13,862

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

RECONCILATION OF NET OPERATING INCOME TO THE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(in thousands)
Twelve Months Ended April 30, 2016	Multifamily	Healthcare	All Other	Total
Real estate revenue	$131,149	$45,621	$11,550	$188,320
Real estate expenses	60,477	16,021	2,602	79,100
Net operating income	$70,672	$29,600	$8,948	109,220
Depreciation and amortization				(49,832)
Impairment of real estate investments				(5,543)
General and administrative expenses				(11,267)
Acquisition and investment related costs				(830)
Other expenses				(2,231)
Interest expense				(35,768)
Loss on debt extinguishment				(106)
Interest and other income				2,573
Income before gain on sale of real estate and other investments, gain on bargain purchase and income from discontinued operations				6,216
Gain on sale of real estate and other investments				9,640
Gain on bargain purchase				3,424
Income from continuing operations				19,280
Income from discontinued operations				57,322
Net income				$76,602

	(in thousands)
Twelve Months Ended April, 2015	Multifamily	Healthcare	All Other	Total
Real estate revenue	$118,526	$44,153	$16,642	$179,321
Real estate expenses	51,172	16,240	5,725	73,137
Net operating income	$67,354	$27,913	$10,917	106,184
Depreciation and amortization				(42,784)
Impairment of real estate investments				(4,663)
General and administrative expenses				(11,824)
Acquisition and investment related costs				(362)
Other expenses				(1,647)
Interest expense				(34,447)
Interest and other income				2,956
Income before loss on sale of real estate and other investments and income from discontinued operations				13,413
Loss on sale of real estate and other investments				6,093
Income from continuing operations				19,506
Income from discontinued operations				9,178
Net income				$28,684